Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:         Photon Dynamics, Inc.
So-Yeon Jeong
Vice President, Investor Relations and Marketing Communications
(408) 360-3084
soyeon.jeong@photondynamics.com

PHOTON DYNAMICS REPORTS FISCAL 2008 SECOND QUARTER RESULTS

San Jose, Calif., May 1, 2008 — Photon Dynamics, Inc. (NASDAQ: PHTN) today reported financial results for the second quarter of fiscal year 2008, ended March 31, 2008.

Revenue for the second quarter of fiscal 2008 was $45.1 million, compared to first quarter fiscal 2008 revenue of $16.2 million and second quarter of 2007 of $13.9 million. Net income for the second quarter was $3.9 million or $0.21 earnings per diluted share, compared to first quarter net loss of $8.2 million or $0.46 loss per share and a loss of $15.7 million or $0.95 loss per share for the second quarter a year ago.

Net income for the second quarter of fiscal 2008 reflects a net of $0.3 million in charges related to the following items:

•	Stock-based employee compensation expense of $0.5 million

•	Recovery of previously reserved inventory of $1.9 million

•	Amortization of intangible assets of $0.9 million

•	Restatement-related expenses of $0.9 million

Second quarter non-GAAP net income was $4.2 million or $0.23 earnings per diluted share, compared to first quarter non-GAAP net loss of $5.7 million or $0.31 loss per share and non-GAAP loss of $10.9 million or $0.66 loss per share for the second quarter a year ago. A reconciliation of these non-GAAP measures is provided after the GAAP financial statements below.

Bookings for the second quarter of fiscal 2008 reached $80.0 million, and the Company posted a shippable backlog of $125.6 million at the end of March 2008. The Company noted that bookings and backlog are not necessarily indicative of future revenue and that historically bookings have fluctuated on a quarter-to-quarter basis. These fluctuations in bookings may continue in the future. The Company's cash, cash equivalents, short-term and long term investments were $65.2 million as of March 31, 2008.

Jeff Hawthorne, president and chief executive officer, commented, “Our second consecutive quarter of record bookings and our return to profitability demonstrate the execution of our strategic initiatives to enhance our competitiveness and drive to sustained profitability. With steady implementation of our strategic initiatives and with the shippable backlog of $125.6 million at the end of March, we are solidly poised to capitalize on the current growth cycle. We remain sharply focused on enhancing our profitability through a cycle. I appreciate all employees for their relentless hard work and dedication which facilitated our business wins.”

Company Projections for Fiscal Year 2008 Third Quarter
The Company estimates revenue for the third quarter of fiscal 2008 to be between $41.0 and $45.0 million, with earnings per diluted share between $0.20 and $0.24 on a GAAP basis.

Information Regarding Non-GAAP Financial Measures
Photon Dynamics provides non-GAAP net income and earnings per share data in addition to its operating results. These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Photon Dynamics' non-GAAP net income or loss and non-GAAP earnings per diluted share exclude the effect of SFAS 123 (R), gain or loss on sale of fixed assets, amortization of intangible assets, and restatement-related expenses.  Management believes that these non-GAAP financial measures can enhance the comparability of historical results, and as a result uses these measures in making financial, operating and planning decisions and in evaluating the Company's performance.

Second Quarter Earnings Conference Call
The Company will host a quarterly conference call today at 4:30 p.m. EST. To access the conference call in the U.S. or Canada, dial (800) 240-4186. For all international calls, dial (303) 262-2075.

A digital replay will be available on Photon Dynamics' website at www.photondynamics.com under “Events and Webcasts” in the 'Investors' section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its third quarter fiscal 2008 financial results.

You may access the telephone replay by dialing (800) 405-2236 or (303) 590-3000 and entering access code 11112456.

About Photon Dynamics, Inc.
Photon Dynamics, Inc. (NASDAQ: PHTN) is a global supplier utilizing advanced machine vision technology for market leading Liquid Crystal Display (LCD) flat panel display test and repair systems and for high performance digital imaging systems for defense, surveillance, industrial inspection and medical imaging applications. For more information about Photon Dynamics, visit its website at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as PDI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, projections, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are based on current expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include but are not limited to: cancellations or rescheduling of backlog which could cause revenue to fail to meet expectations; our continued ability to sustain profitability; competitive and growth trends in the overall flat panel market; and  those risks and uncertainties described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Factors Affecting Operating Results" in Photon Dynamics' Annual Report on Form 10-K for the year ended September 30, 2007  and the and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission. As a result, actual results may differ substantially from expectations. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

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PHOTON DYNAMICS, INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)	March 31,	December 31,	September 30,
	2008	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$44,344	$40,267	$41,170
Short-term investments	19,321	30,242	42,640
Accounts receivable, net	30,210	13,421	11,934
Inventories	18,081	18,112	13,292
Refundable customs obligations	676	560	560
Other current assets	4,870	3,795	3,661
Total current assets	117,502	106,397	113,257
Long-term investments	1,525	-	1,176
Land, property and equipment, net	8,637	10,166	10,583
Other assets	5,952	5,672	5,365
Intangible assets, net	9,240	10,132	11,023
Goodwill	6,857	6,857	6,857
Total assets	$149,713	$139,224	$148,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,637	$10,128	$4,217
Warranty	3,583	2,675	3,217
Employee notes payable	2,733	2,781	-
Customs obligations	690	1,433	4,114
Other current liabilities	10,084	7,402	9,874
Deferred gross margin	773	2,184	3,236
Total current liabilities	32,500	26,603	24,658
Long-term employee note payable	2,667	2,667	5,381
Other non-current liabilities	-	10	38
Total non-current liabilities	2,667	2,677	5,419
Shareholders’ equity:
Common stock	301,222	300,635	300,290
Accumulated deficit	(186,238)	(190,091)	(181,503)
Accumulated other comprehensive income	(438)	(600)	(603)
Total shareholders’ equity	114,546	109,944	118,184

Total liabilities and shareholders’ equity	$149,713	$139,224	$148,261

PHOTON DYNAMICS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share data)	Quarter Ended			Six Months Ended March 31,
	3/31/2008	12/31/2007	3/31/2007	2008	2007

Revenue	$45,093	$16,176	$13,928	$61,269	$35,363
Cost of revenue	27,110	11,725	13,604	38,835	29,554
Gross margin	17,983	4,451	324	22,434	5,809
Operating expenses:
Research and development	6,156	5,216	7,194	11,372	15,130
Selling, general and administrative	7,535	7,321	6,484	14,856	11,366
Restructuring charge	-	-	1,017	-	1,463
Impairment of property and equipment	-	-	2,834	-	2,834
Loss (gain) on sale of property and equipment	1	(50)	-	(49)	-
Acquired in-process research and development	-	-	-	-	-
Amortization of intangible assets	892	891	372	1,783	745
Total operating expenses	14,584	13,378	17,901	27,962	31,538
Income (loss) from operations	3,399	(8,927)	(17,577)	(5,528)	(25,729)
Interest income and other, net	618	845	1,996	1,463	3,010
Income (loss) from continuing operations before income taxes and discontinued operations	4,018	(8,082)	(15,581)	(4,065)	(22,719)
Provision for income taxes	163	141	105	304	206
Net income (loss)	$3,854	$(8,223)	$(15,686)	$(4,369)	$(22,925)
Net income (loss) per share:
Basic	$0.22	$(0.46)	$(0.95)	$(0.25)	$(1.38)
Diluted	$0.21	$(0.46)	$(0.95)	$(0.25)	$(1.38)
Weighted average number of shares:
Basic	17,749	17,741	16,591	17,745	16,590
Diluted	18,561	17,741	16,591	17,745	16,590

Non-GAAP Net Income (Loss) Reconcilliation For All Non-GAAP Items

	Quarter Ended			Six Months Ended March 31,
	3/31/2008	12/31/2007	3/31/2007	2008	2007

GAAP net income (loss)	$3,854	$(8,223)	$(15,686)	$(4,369)	$(22,925)
Stock-based employee compensation expense	509	299	593	853	1,006
Restructuring charge	-	-	1,017	-	1,463
Impairment of property and equipment	-	-	2,834	-	2,834
Loss (gain) on sale of property and equipment	1	(50)	-	(49)	-
Recovery of previously reserved inventory	(1,906)	-	-	-	-
Amortization of intangible assets	892	891	372	1,783	745
Restatement related expenses	868	1,432	-	2,300	-
Non-GAAP net income (loss) per share	$4,218	$(5,651)	$(10,870)	$518	$(16,877)

Non-GAAP Net Income (Loss) Per Diluted Share Reconciliation For All Non-GAAP Items

GAAP net income (loss) per share - diluted	$0.21	$(0.46)	$(0.95)	$(0.24)	$(1.38)
Stock-based employee compensation expense	0.03	0.02	0.04	0.05	0.06
Restructuring charge	-	-	0.06	-	0.09
Impairment of property and equipment	-	-	0.17	-	0.17
Loss (gain) on sale of property and equipment	0.00	(0.00)	-	(0.00)	-
Recovery of previously reserved inventory	(0.10)	-	-	-	-
Amortization of intangible assets	0.05	0.05	0.02	0.10	0.04
Restatement related expenses	0.04	0.08	-	0.12	-
Non-GAAP net income (loss) per share	$0.23	$(0.31)	$(0.66)	$0.03	$(1.02)

Shares used in basic shares calculation	17,749	17,741	16,591	17,745	16,590
Shares used in diluted shares calculation	18,561	17,741	16,591	18,559	16,590

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